Exhibit 99.1

VERTEX ENERGY, INC. SETS DATE FOR
2015 ANNUAL MEETING OF STOCKHOLDERS

HOUSTON—(BUSINESS WIRE)—

Vertex Energy, Inc. (VTNR)(“Vertex Energy” or the “Company”), an environmental services company that recycles industrial waste streams and off-specification commercial chemical products, announced today that it has scheduled its Annual Meeting of Stockholders to be held on September 16, 2015 at 10 A.M. Houston time at Bay Oaks Country Club, 14545 Bay Oaks Boulevard, Houston, Texas 77059. The record date for determination of stockholders entitled to vote at the meeting, and any adjournment thereof, will be set as the close of business on Thursday, July 23, 2015. More information regarding the Company’s 2015 Annual Meeting of Stockholders will be disclosed in the Company’s proxy statement which the Company anticipates filing with the Securities and Exchange Commission on or around Tuesday, July 28, 2015.

To be timely, pursuant to the company’s Bylaws, as amended, and Rule 14a-8 of the Securities Exchange Act of 1934, as amended, any notice of business or nominations with respect to the 2015 Annual Meeting of Stockholders must be received by the Company at its principal executive offices at 1331 Gemini Street, Suite 250, Houston, Texas 77058, Attention: Corporate Secretary by no later than 5:00 p.m., Central Time, on July 24, 2015. Any such stockholder proposal must be submitted and must comply with the applicable rules and regulations of the Securities and Exchange Commission, including Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and the Company’s Bylaws, as amended.

Additional Information and Where to Find It

As noted above, in connection with the Annual Meeting, the Company will file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents. A Notice of Internet Availability of Proxy Materials (“Notice”) relating to the Annual Meeting will be mailed to each shareholder registered in the share register of the Company as of the close of business on July 23, 2015. Instructions on how to access the proxy materials over the Internet or request a printed set of proxy materials will be provided in the Notice. The Notice also will provide instructions on how to submit a proxy over the Internet or via mail.

This press release does not constitute a solicitation of any vote or approval. Shareholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the Annual Meeting because they will contain important information about the Annual Meeting. The directors, nominees for election as director, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s shareholders in connection with such matters will be set forth in the definitive proxy statement to be filed with the SEC. In addition, you can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2014.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC through the investor relations section of our website (www.vertexenergy.com), under “Investor Relations” - “SEC Filings” or by directing a request to: 1331 Gemini Street, Suite 250, Houston, Texas 77058, Attention: Corporate Secretary.

Vertex Energy, Inc. (VTNR) is a leading environmental services company that recycles industrial waste streams and off-specification commercial chemical products. Its primary focus is recycling used motor oil and other petroleum by-product streams. Vertex purchases these streams from an established network of local and regional collectors and generators. Vertex also manages the transport, storage and delivery of the aggregated feedstock and product streams to end users, and manages the re-refining of a portion of its aggregated petroleum streams in order to sell them as higher-value end products. Vertex sells its aggregated petroleum streams as feedstock to other re-refineries and fuel blenders or as replacement fuel for use in industrial burners. The re-refining of used motor oil that Vertex manages takes place at its facility, which uses a proprietary Thermal Chemical Extraction Process (“TCEP”) technology. Based in Houston, Texas, Vertex also has offices in California, Chicago, Georgia, Nevada, and Ohio. More information on Vertex can be found at www.vertexenergy.com.

Forward Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Vertex Energy’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

Contact:

Vertex Energy, Inc.
Investor Relations Contact:
Marlon Nurse, DM (212) 564-4700
Senior VP – Investor Relations